FORM OF SECURED BRIDGE NOTE

THIS BRIDGE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

NATIVE AMERICAN ENERGY GROUP, INC.
SECURED BRIDGE NOTE
_________, 2011
New York, NY

FOR VALUE RECEIVED, NATIVE AMERICAN ENERGY GROUP, INC., a Delaware corporation, (“NAGP”) promises to pay to the order of _________________________________________ (“Investor”) the principal amount of ___________________________ Dollars ($______________), together with interest on the unpaid principal amount based on a 365-day year, all upon the terms set forth below. This secured Bridge Note (the “Bridge Note”) is issued pursuant to that certain Financing Agreement, dated as of July 25, 2011, executed by NAGP, High Capital Funding, LLC, as Lead Investor, and David A. Rapaport as Escrow Agent (the “Financing Agreement”), with Investor’s signature either affixed thereon or incorporated by reference as evidenced by Investor’s signature on the accompanying  Subscription Agreement. This Bridge Note is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Bridge Note specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies. To the extent relevant to this Bridge Note, the terms of the Financing Agreement are incorporated herein by reference as though fully set forth herein. This Bridge Note is one of a series of Bridge Notes (the Bridge Notes”), aggregating up to Six Hundred Thousand dollars in principal amount of Bridge Notes being offered and sold pursuant to the Financing Agreement; provided, however, that Bridge Notes aggregating up to an additional One Hundred and Fifty Thousand dollars in principal amount may be offered and sold at the request of the Company with the approval of the Lead Investor. Italicized terms used herein and not otherwise defined have the meanings ascribed to them in the Financing Agreement.

1.	Interest.

a.            6.25% per annum during the initial term of this Bridge Note payable at the Maturity Date (as defined in “2. Maturity.” below);

b.           8.25% per annum during any Extension Period (as defined in “2. Maturity.” below), payable at the end of each Extension Period; and

c.           12.25% per annum default interest rate after the final Extension Period, payable monthly.

2.	Maturity.

a. The entire principal amount of this Bridge Note and all accrued and unpaid interest thereon is due and payable upon the earlier of (i) September 30, 2011, or within two business days following the closing of any and all other equity and/or debt financing totaling $3,000,000 or more (“Permanent Financing”)(the “Maturity Date”); provided that NAGP shall make mandatory prepayments on the Bridge Notes equal to 25% of the gross proceeds received from each closing of the first $3,000,000 of Permanent Financing, which shall be applied to the outstanding principal. Such mandatory prepayments shall be paid to the Escrow Agent for the benefit of the Holders of Bridge Notes on a pro rata basis.

b. This Bridge Note may be prepaid at any time without premium or penalty.

c.  In the event NAGP shall not have closed on a cumulative total of $3,000,000 or more of Permanent Financing on or before September 30, 2011, NAGP shall have the right to extend the Maturity Date for up to two additional one month periods (each an “Extension Period”), until November 30, 2011  (each an “Extended Maturity Date”), by providing written notice of such extension to the Placement Agents, the Lead Investor, and the Escrow Agent within three business days prior to any Maturity Date or Extended Maturity Date.

3.
Method of Payment.  Any payment of principal or interest hereunder shall be made by check unless Holder has provided NAGP with appropriate wire instructions, in which event, the payment shall be made by wire transfer of “same day” funds. For the purpose of any interest calculation, payment shall be deemed made when the check is sent by overnight delivery or when the wire is sent. Any partial payment shall be applied first to a reduction of principal and thereafter to accrued and unpaid interest. If this Bridge Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of New York, any payment due hereunder shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

4.
Security.  Repayment of this Bridge Note shall be secured by a lien on certain tangible and intangible assets of the NAGP and its consolidated subsidiaries as described in Schedule A to the Financing Agreement.

5.
Default.  In the event of an occurrence of any event of default specified below, the Lead Investor may declare a default, upon which, the principal of, and all accrued and unpaid interest on, the Bridge Note shall become immediately due and payable without notice, except as specified below:

a.	NAGP fails to make any payment hereunder when due, which failure has not been cured within Five (5) business days following such due date.

b.
Any defined event of default occurs under any contract or instrument pursuant to which NAGP has incurred any liability for borrowed money in excess of One Hundred Thousand Dollars ($100,000.00), which event of default has not been waived within Five (5) business days following such occurrence, and which event of default is reasonably likely to materially affect NAGP’s business.

c.
NAGP files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state and Ninety (90) calendar days expire without dismissal thereof).

d.
A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of NAGP or of the whole or any substantial part of its properties, or approves a petition filed against NAGP seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of NAGP or of the whole or any substantial part of its properties; or there is commenced against NAGP any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of Ninety (90) calendar days; or if NAGP by any act indicates its consent to or approval of any such proceeding or petition.

e.
If (i) any judgment remaining unpaid, unstayed or undismissed for a period of Sixty (60) calendar days is rendered against NAGP which by itself or together with all other such judgments rendered against NAGP remaining unpaid, unstayed or undismissed for a period of Sixty calendar (60) days, is in excess of One Hundred Thousand Dollars ($100,000.00), or (ii) there is any attachment or execution against NAGP’s properties remaining unstayed or undismissed for a period of Sixty (60) calendar days which by itself or together with all other attachments and executions against NAGP’s properties remaining unstayed or undismissed for a period of Sixty (60) calendar days is for an amount in excess of One Hundred Thousand Dollars ($100,000.00).

6.
Cumulative Remedies.  The remedies of Investor as provided herein, in the Security Documents, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Investor's sole discretion, and may be exercised as often as occasion therefore shall occur.

7.
Successors and Assigns.  The Bridge Note is transferable and assignable by Investor or any subsequent permitted assignee subject to the requirement that any such assignment or transfer be, in the opinion of NAGP’s counsel, in compliance with applicable federal and state securities laws. The assignee shall be referred to herein as a “Holder.” All covenants, agreements and undertakings in the Bridge Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

8.
Notices.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or email as indicated below, (iii) upon delivery by overnight courier, prepaid and delivered on a business day; or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Investor:	[to the address and facsimile provided in
Subscription Agreement between NAGP
and the Investor executed in connection with
the purchase and sale of this Bridge Note]

To NAGP:	Native American Energy Group, Inc.
108-18 Queens Blvd., Suite 901
Forest Hills, NY 11375
Tel: 718 408-2323
Fax: 718 793-4034

Att: Raj Nanvaan, CFO, COO

Either party may change by notice the address to which notices to that party are to be addressed.

9.
Waivers/Forebearance/Amendment.  NAGP hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Bridge Note and consents to any extension or postponement of the time of payment or any other indulgence. Investor shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Investor and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Investor to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Investor of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Notwithstanding the foregoing, any provision of this Bridge Note may be waived or amended upon the written consent of the NAGP and the consent of the holder of this Bridge Note. The Bridge Note may only be amended or modified by written agreement signed by NAGP and Holder.

10.
Expenses.  In the event that Holder brings legal action against NAGP, or NAGP brings legal action against Holder, to enforce or otherwise determine the meaning or enforceability of the Bridge Note or any provision hereof, each party shall bear its own expenses, including attorney fees, directly attributable to such action. However, in any action for breach of the Bridge Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Investor shall be entitled to recover from NAGP all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

11.
Appointment of Lead Investor as Agent of Investor.  The Lead Investor is appointed as the agent of the Investor with full authority to exercise any and all rights and remedies of the Investor under this Bridge Note and to modify or amend this Bridge Note, in any and all respects, with the consent of NAGP. However, the Lead Investor shall not have the authority to reduce the principal amount owing under this Bridge Note without the written consent of at least seventy-five percent in interest of the Holders of all of the Bridge Notes of the same series issued pursuant to the Financing Agreement, except as part of a compromise and/or settlement of claims against NAGP arising from a default under the such Bridge Notes.

12.
Choice of Law.  The Bridge Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Bridge Note will be in any federal or state court in the City of New York having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that court.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS BRIDGE NOTE, EACH PARTY HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS BRIDGE NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS BRIDGE NOTE WILL BE DEEMED TO PRECLUDE THE INVESTOR FROM BRINGING AN ACTION OR PROCEEDING IN THE STATE OF MONTANA.

IN WITNESS WHEREOF, this Bridge Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Investor.

NATIVE AMERICAN ENERGY GROUP, INC.
a Delaware corporation

By:

Its: